SCHEDULE 14C INFORMATION
               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
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                               Alpha Virtual, Inc.

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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                               ALPHA VIRTUAL, INC.
                          10345 WEST OLYMPIC BOULEVARD
                          LOS ANGELES, CALIFORNIA 90064

                              INFORMATION STATEMENT

         The purpose of this Information Statement is to notify the holders of our common stock as of the close of business on December 17, 2003 (the "Record Date"), that on December 17, 2003 we received the written consent, in lieu of a meeting of stockholders, from the holders of a majority of the outstanding shares of our voting stock, approving (i) an amendment and restatement of our Certificate of Incorporation, in the form attached hereto as Exhibit 3.1, that
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will change our name from "Alpha Virtual, Inc." to "Veridicom International,
Inc." (the "Name Change Amendment") and (ii) an amendment and restatement of our Bylaws in the form attached hereto as Exhibit 3.2 (the "Restated Bylaws").
                                      -----------
         This Information Statement is first being mailed or furnished to stockholders on or about February 3, 2004, and the Name Change Amendment and the Restated Bylaws described herein will not become effective until at least 20 calendar days thereafter. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses.

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                               SECURITY OWNERSHIP

         As of the date of the Record Date, there were 9,295,391 shares of common stock issued and outstanding and entitled to vote. Each share of common stock entitles its holder to one vote.

         The following table sets forth certain information known to us regarding the beneficial ownership of each class of our voting stock as of December 17, 2003, by (a) each beneficial owner of more than 5% of our common stock, (b) our executive officers, (c) each of our directors, and (d) all of our directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.


     Name and Address                   Shares Beneficially Owned      Percent
     ----------------                   -------------------------      -------
Executive Officers and Directors

Saif Mansour, Director (1)                        314                      *
c/o Alpha Virtual, Inc.
10345 West Olympic Blvd.
Los Angeles, CA

Bill Cheung, Director                         435,714 (2)                 4.5%
c/o Alpha Virtual, Inc.
10345 West Olympic Blvd.
Los Angeles, CA



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Charles A. Lesser                              20,000                     *
Acting President and Director (1),(3)
c/o Alpha Virtual, Inc.
10345 West Olympic Blvd.
Los Angeles, CA

Fayasal Al-Zarooni, Director                   75,000 (4)                 *
c/o Alpha Virtual, Inc.
10345 West Olympic Blvd.
Los Angeles, CA

Wajid Mirza, Director                             ---                     *
c/o Alpha Virtual, Inc.
10345 West Olympic Blvd.
Los Angeles, CA

Gyung Min Kim, Director                     1,338,404 (5)               14.4%
4F SeRa B/D 50-1 Nonhyeon-dong
Gangnam-gu, Seoul
Republic of Korea 135-010

All Officers and Directors as a Group       1,869,432                   19.1 %

5% Stockholders

Mr. Gerald Calame (6)                       1,172,257                   12.6%
Mill Mall, P.O. Box 964
Road Town Tortolla,
British Virgin Islands

Global Alpha Corporation                      622,440                    6.7%
c/o Janofsky & Walker, LLP
695 Town Center Drive, #1700
Costa Mesa, CA  92626

John King (7)                                 500,347                    5.4%
Charlotte House
Nassau, Bahamas

Ik Ju Kwun (8)                              1,498,682 (5)               16.1%
102-805 Seocho-Samsung-Raemian APT
Seocho-gu, Seocho-dong, Seoul
Republic of Korea 137-070


* Indicates less than 1.0%

(1) Mr. Mansour resigned as interim President on March 7, 2003 and was replaced by Charles Lesser.

(2) Includes (i) options to purchase 285,714 shares exercisable at $0.70 per share, owned by Manhatten Capital Partners, LLC of which Mr. Cheung is a partner and (ii) options to purchase 150,000 shares exercisable at $3.50 per share from October 15, 2001 through October 14, 2011.



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(3)  Mr. Lesser is the acting President of our subsidiary, Veridicom, Inc., and its Board of Directors and is currently the same as our Board of Directors.

(4) Includes options to purchase 75,000 shares exercisable at $1.75 per share through March 2013.

(5) Pursuant to the terms of an Agreement and Plan of Merger dated as of November 25, 2003, by and between Alpha Virtual, Inc., A/V Acquisition Corporation and Veridicom, Inc., an additional 250,000 shares of our common stock are currently being held in escrow by Comerica Bank, as escrow agent. Upon release of the shares from escrow, Veridicom, Inc. stockholders will be entitled to a pro-rata distribution.

(6) All shares are held indirectly by Mr. Calame through Ucino Finance Ltd., Mill Mall, P.O. Box 964 Road Town Tortolla, British Virgin Islands.

(7) All shares are held indirectly by Mr. King through Knightrider Investments, Ltd., Charlotte House, Nassau, Bahamas.

(8) Includes 979,376 shares held in the name of Biocom Co., Ltd., 102-805 Seocho-Samsung-Raemian APT, Seocho-gu, Seocho-dong, Seoul, Republic of Korea 137-070. Mr. Kwun is the president of Biocom Co., Ltd.


                       VOTE OBTAINED - SECTION 228 OF THE
                        DELAWARE GENERAL CORPORATION LAW

         Section 228 of the Delaware General Corporation Law ("Delaware Law") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law and our Bylaws, a majority of the outstanding shares of common stock entitled to vote thereon is required in order to amend and restate our Certificate of Incorporation. Pursuant to Section 109 of the Delaware Law, a majority of the outstanding shares of our common stock entitled to vote thereon is required in order to amend and restated our Bylaws. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change Amendment and the Restated Bylaws as early as possible in order to accomplish the purposes as hereafter described, our Board of Directors voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of our common stock.

         Pursuant to Section 228 of the Delaware Law, we are required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

         Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Delaware Law to dissent or require a vote of all stockholders.





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                               STOCKHOLDER ACTION
Introduction

         On December 15, 2003, our Board of Directors unanimously approved the Name Change Amendment and the Restated Bylaws and submitted such matters for stockholder approval. On December 17, 2003, stockholders holding a majority of our outstanding voting stock, acting by written consent, approved and ratified the Name Change Amendment and the Restated Bylaws.

Purpose of the Name Change

         Our Board of Directors has determined that it is in our best interests to adopt a name more readily identifiable with our current strategic focus. Consequently, the Board of Directors has recommended changing our name from "Alpha Virtual, Inc." to "Veridicom International, Inc."

Purpose of Amendment and Restatement of Bylaws

         Our Board of Directors has determined that it is in our best interests to amend and restate our Bylaws to reflect our name change from "Alpha Virtual, Inc." to "Veridicom International, Inc."

Effects of the Name Change

         Changing our name will not have any effect on our corporate status, the rights of stockholders or the transferability of outstanding stock certificates. Outstanding stock certificates bearing the name "Alpha Virtual, Inc." will continue to be valid and represent shares of "Veridicom International, Inc." following the name change. In the future, new stock certificates will be issued bearing our new name, but this will in no way affect the validity of your current stock certificates.

Vote Required

         The affirmative vote of the holders of a majority of our outstanding common stock is required to change our name from "Alpha Virtual, Inc." to "Veridicom International, Inc.," which vote was obtained by majority written consent. As a result, the Name Change Amendment was approved and no further votes will be needed.

         The affirmative vote of the holders of a majority of our outstanding common stock is required to amend and restate our Bylaws, which vote was obtained by majority written consent. As a result, the Restated Bylaws were approved and no further votes will be needed.

Effective Date

         Under applicable federal securities laws, the Name Change Amendment and the Restated Bylaws cannot be effective until at least 20 calendar days after this Information Statement is sent or given to our stockholders.

Dissenters' Rights of Appraisal

         The Delaware Law does not provide for appraisal rights in connection with the Name Change Amendment or the Restated Bylaws.


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                             ADDITIONAL INFORMATION

         We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and Form 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. The Securities and Exchange Commission also maintains a web site on the internet (http://www.sec.gov) where reports, proxy
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and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission through the Electronic Data Gathering, Analysis and Retrieval System may be obtained free of charge.


BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Faysal Al-Zarooni
----------------------------------------
Faysal Al-Zarooni
Chairman of the Board of Directors
Los Angeles, California
February 3, 2004





























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